SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2004

POLYMEDICA CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	0-19842	04-3033368

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 State Street, Woburn, Massachusetts	01801

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)c))

Item 1.01. Entry Into a Material Definitive Agreement.

In order to address certain requirements under new Section 409A of the Internal Revenue Code as enacted by the American Jobs Creation Act of 2004, on December 13, 2004 the Compensation Committee of the Board of Directors of PolyMedica Corporation (the “Company”) approved the cessation of contributions to the Company’s Deferred Compensation Plan and adopted the PolyMedica Corporation Executive Savings Plan (the “Plan”), effective January 1, 2005. The Plan is filed herewith as Exhibit 99.1.

The terms of the Plan generally mirror the terms of the Company’s former Deferred Compensation Plan. The Plan allows a select group of management of the Company or certain of the Company’s affiliates to elect to defer up to 25% of their salary and up to 100% of their regular bonuses and performance-based bonuses. The Company will credit an amount equal to the compensation deferred by a participant to that participant’s account under the Plan, up to an amount that is the lesser of 3% of the participant’s compensation or 50% of the participant’s deferrals. With respect to certain participants, the Company will further credit to such participant’s account an employer contribution equal to 6.2% of the excess, if any, of the participant’s annual compensation over the Social Security wage base for that year.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

99.1 PolyMedica Corporation Executive Savings Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2004	POLYMEDICA CORPORATION

	By:	/s/ William B. Eck, Esq.

William B. Eck, Esq.
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	PolyMedica Corporation Executive Savings Plan

4